               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Communitronics of America, Inc.
27955 Hwy. 98, Suite WW
Daphne, Alabama 36526

        We consent to the incorporation by reference in the Registration
Statement (Form S-8) of Communitronics of America, Inc. (the "Company") of our
report dated May 15, 2002, with respect to the financial statements of the
Company incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 2001 filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety for the Registration
Statement on Form S-8.

August 23, 2002

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Bryan amp; Company, P.C.